UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 19, 2005, The PMI Group, Inc. (“PMI”) entered into a Summary of Terms (the “Summary of Terms”) with Credit Suisse First Boston (USA), Inc. (“CSFB”), DLJ Mortgage Capital, Inc., FSA Portfolio Management, Inc. (“FSA”), SPS Holding Corp. (“SPS”) and Select Portfolio Servicing, Inc. (“Select Portfolio Servicing”).

The Summary of Terms provides that CSFB shall have the option, exercisable on or before July 31, 2005 (the “Exercise Date”), to acquire 100% of the outstanding capital stock of SPS from PMI, FSA and the other shareholders of SPS. PMI currently owns approximately 64.9% of the outstanding capital stock of SPS.

In the event CSFB exercises the option, the aggregate purchase price for the capital stock of SPS will include a cash payment payable on the Exercise Date and contingent monthly payments payable thereafter until December 31, 2007. The Summary of Terms generally provides that (i) the cash payment will equal the consolidated book value of SPS on the month end preceding the Exercise Date (excluding mortgage servicing rights owned by Select Portfolio Servicing at such month end, other than those delivered by CSFB’s affiliate after November 30, 2004) plus $10,000,000, and (ii) the contingent monthly payments will equal the positive monthly net cash flows on the mortgage servicing rights owned, and the subprime mortgage loans subserviced, by Select Portfolio Servicing (excluding the mortgage servicing rights delivered by CSFB’s affiliate), and (iii) a final contingent payment will be due on December 31, 2007 equal to the fair market value of the expected remaining cash flows on the mortgage servicing rights owned by Select Portfolio Servicing (excluding the mortgage servicing rights delivered by CSFB’s affiliate).

Under the Summary of Terms, an affiliate of CSFB will sell subprime mortgage servicing rights with an aggregate unpaid principal balance of $3.1 billion to Select Portfolio Servicing by June 30, 2005. In addition, if CSFB does not exercise the option to purchase SPS, an affiliate of CSFB will sell additional subprime mortgage servicing rights with an aggregate unpaid principal balance of $3.0 billion to Select Portfolio Servicing by December 31, 2005.

The proposed transactions are subject to the negotiation and execution of mutually acceptable definitive documentation and the satisfaction of other conditions. There can be no assurance that the proposed transaction will be consummated or that CSFB will exercise its option to purchase SPS.

For additional information about PMI’s investment in, and relationship with, SPS and Select Portfolio Servicing, please see PMI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Item 2.06. Material Impairments.

Based on the transactions contemplated by the Summary of Terms, PMI concluded on January 19, 2005, that it will recognize a realized capital loss relating to its investment in SPS of approximately $20.4 million on a pre-tax basis, or $13.3 million on an after-tax basis, in the fourth quarter of 2004. PMI does not anticipate that this realized capital loss will result in any future cash expenditures by PMI.

Please see the information set forth above under Item 1.01, which is incorporated by reference into this Item 2.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: January 21, 2005	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Dated: January 21, 2005	By:	/s/ Brian P. Shea
Brian P. Shea
Senior Vice President, Corporate Controller